TERMINATION OF CONSULTING AGREEMENT

THIS TERMINATION OF CONSULTING AGREEMENT (this "Termination"), is made and entered into this 14th day of November 2018 (the "Effective Date"), by and between JOHN COOK, an individual with an address of c/o FMS Lawyer PL, 9900 Stirling Road, Suite 226, Cooper City, FL 33024 (or his related loan-out company, at his discretion), (hereinafter referred to as "COOK") and IHEALTHCARE, INC., a Delaware Corporation with an address of 3901 NW 28th Street, 2nd Floor, Miami, Florida 33142 (hereinafter referred to as "COMPANY").

WHEREAS, COMPANY and COOK entered into that certain Consulting Agreement dated October 25, 2017 ("Consulting Agreement");

WHEREAS, COMPANY and COOK both desire to terminate the Consulting Agreement; and,

WHEREAS, the Parties consider their ongoing relationship and potential business relationship to be independently valuable.

NOW THEREFORE, for and in consideration of the ongoing, past and potential relationships in the future, between COMPANY and COOK, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, COMPANY and COOK, intending to be legally bound, do hereby agree as follows:

1. **Recitals.** The Parties agree the above recitals are true and correct and incorporated herein.

2. **Termination of Consulting Agreement.** As the Effective Date, the Parties agree that the Consulting Agreement shall be deemed null, void and of no further force or consequence, and neither party maintains any claim against the other arising out of such Consulting Agreement.

3. **Continuing Assurances.** Each Party shall, whenever and as often as reasonably requested to do so by the other Party, execute, acknowledge and deliver or cause to be executed, acknowledged or delivered, any and all agreements and instruments as may be necessary, expedient or proper to carry out the intent and purposes of this Termination, providing that the requesting Party shall bear the cost and expense of such further agreements or documents (except that the Parties shall bear their respective attorneys' fees and costs).

I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT, ON BEHALF OF THE PARTY REPRESENTED BY ME, THE OBLIGATIONS IT IMPOSES ON SAID PARTY WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT ON BEHALF OF SAID PARTY. I SIGN THIS AGREEMENT ON BEHALF OF SAID PARTY, VOLUNTARILY AND FREELY.

EXECUTED ON FOLLOWING PAGE

This Agreement is signed as of the date indicated in the introductory paragraph.

COMPANY

iHEALTHCARE, INC.

By: ______________________________
Noel Mijares, Chief Executive Officer

CONSULTANT

____
JOHN COOK